Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

April 15, 2021

Alset EHome International Subsidiary GigWorld Inc. Purchases 18% Equity Interest in Value Exchange International, Inc. (VEII)

Value Exchange International, Inc. (OTCQB: VEII) (“Value Exchange”), a provider of Mobile Payment Gateway (QR code purchase at POS) customer-centric solutions for the retail industry in Asia, announced today the private sale to GigWorld, Inc., a subsidiary of Alset EHome International Inc. (NASDAQ:AEI) (“Alset”), of an 18% common stock interest in Value Exchange. The purchase was made for investment purposes and as an initial step in possible strategic business cooperation between Value Exchange and Alset.

"This synergistic investment fits nicely into Value Exchange’s business development plans by providing fresh capital and potential strategic growth opportunities in new markets through ties with Alset. More importantly, Value Exchange can tap into the extensive management and capital markets expertise of Chan Heng Fai, Alset’s Chairman and Chief Executive Officer, as part of this new relationship, " said Kenneth Tan, Chief Executive Officer of Value Exchange. “We look forward to exploring possible future synergies with Alset and other companies led by Mr. Chan in our efforts to expand Value Exchange’s market reach in Asia,” added Mr. Tan.

"Value Exchange possesses strong IT capabilities, servicing large multinational companies on a global scale. This synergistic investment will prove to be beneficial for the group as we expand and strengthen our global payment system platform," stated Mr. Chan.

The $650,000 investment under the private placement of Value Exchange common stock will be used for general working capital.

About Value Exchange

Value Exchange is a U.S. public holding company headquartered in Hong Kong, with offices in Shenzhen, Guangzhou, Shanghai, and Beijing China, Manila in the Philippines and Kuala Lumpur, Malaysia. Through its subsidiaries, Value Exchange provides. By integrating market-leading Point-of-Sale/Point-of-Interaction (POS/POI), Merchandising, CRM & Reward, Locational Based (GPS & Indoor Positioning System (IPS)) Marketing, Customer Analytics, and Business Intelligence solutions. Value Exchange's retail POS solutions process tens of millions of transactions per year at approximately 20,000 retail outlets in Asia. Value Exchange, through its operating subsidiaries, provides POS systems installation, maintenance, software, and systems support and solutions. Corporate customers of Value Exchange include a diversified group of corporations in Value Exchange’s markets.

About Alset EHome International Inc.

Alset EHome International Inc. is a diversified holding company principally engaged through its subsidiaries in EHome development and digital transformation technology with operations in the United States, Singapore, Hong Kong, Australia and South Korea. The Company's vision is to accelerate sustainable healthy living. The Company's mission is to provide a healthy living ecosystem, encompassing housing, transport, energy alternative healthy food and impact health products. For more information about Alset’s business, please visit: www.alsetehomeintl.com.

About GigWorld, Inc.

GigWorld, Inc. is focused on developing information technologies for the “gig” economy. The Besthda, Maryland based company is a reporting company under the Securities Exchange Act of 1934 and is 99% owned by Alset.

Forward-Looking Statements

This press release contains forward-looking statements and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected use of proceeds and benefits from the private placement, prospects for and risks inherent in Value Exchange’s efforts to expand its business through possible strategic relationships and internal efforts, and the possible benefits of the relationship between Value Exchange and Alset, which relationship may not produce desired or any significant results in terms of growth of business, markets or revenues. Despite revenue growth in FY 2020, Value Exchange requires capital infusions to fund any significant efforts to expand its business and this requirement remains an impediment to successfully exploiting strategic relationships and private placement funding. Investors are cautioned that actual results may vary significantly from any results. Value Exchange common stock is a “penny stock” under Securities and Exchange Commission (“SEC”) rules and is lightly traded. As such, Value Exchange common stock is a highly risky investment that is ill-suited for investors requiring liquidity or preservation of investment. Implied in forward looking statements and investors should not rely on forward looking statements as an indicator of future results. These forward looking statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Value Exchange’s liquidity and ability to fund operating and capital expenses, risks related to efforts to expand the business and revenues of Value Exchange and other risks detailed from time to time in filings Value Exchange makes with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Value Exchange disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise. Contents of referenced URL’s are not incorporated into this press release.